Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-16877, No. 333-47127 and No. 333-63281) and Registration
Statements on Form S-8 (No. 33-86522, No. 33-94224, No. 33-09259 and No.
333-32955) of The Sports Authority, Inc. of our report dated March 27, 2000, with respect to the consolidated financial statements of The Sports Authority, Inc. included in this Annual Report (Form 10-K) for the year ended January 29, 2000.

                                                    /s/ Ernst & Young LLP

Miami, Florida
April 24, 2000